[SCHUMACHER & ASSOCIATES LETTERHEAD]


March 27, 2000


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We hereby consent to the inclusion in their Form 10K-SB of our Report of Independent Certified Public Accountants for Go Online Networks Corporation dated August 27, 1999 for the year ended December 31, 1998.


                           /s/  Schumacher & Associates

                             SCHUMACHER & ASSOCIATES